Exhibit 99.1

Keyuan Petrochemicals Announces Recommencement of Share Buyback

Ningbo, China – October 22, 2013 – Keyuan Petrochemicals Inc. (OTCQB: KEYP), (“Keyuan” or “the Company”), today announced its Board of Directors has authorized the recommencement of the repurchase of $2 Million of the Company’s common stock up to $1.50 per share. The original plan was approved on September 17, 2012.

On April 17, 2013, in connection with the delay in filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company decided to temporarily suspend the stock repurchase program until after it filed its Form 10-K for fiscal year 2012. Since the Company is now current with its periodic reporting requirements, management has decided to resume the stock repurchase program, effective immediately.

The Company’s common stock may be purchased from time to time in the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined by the Company's management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with its stock plans and for other corporate purposes.

Keyuan is funding the share repurchases from cash on hand. As of June 30, 2013, the Company had approximately $299 million of cash and pledged bank deposits in financial institutions. As of September 30, 2013, the Company has approximately 57.65 million shares of common stock outstanding and 5.33 million shares of Series B Preferred Stock outstanding.

About Keyuan Petrochemicals, Inc.

Keyuan Petrochemicals, Inc., established in 2007, through its PRC operating subsidiaries, Ningbo Keyuan Plastics Co., Ltd, Ningbo Keyuan Petrochemicals Co., Ltd, Keyuan Synthetic Rubbers Co., Ltd and Guangxi Keyuan Co., Ltd, is engaged in the manufacture and sale of various petrochemical products in the PRC. Having commenced production in October 2010, Keyuan's operations include an annual petrochemical manufacturing design capacity of 720,000 MT for a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields. Keyuan also completed the construction of a Styrene-Butadience-Styrene (the “SBS”) production facility with an annual production capacity of 70,000 MT in September 2011. One SBS production line began commercial production in December 2011 and the second line began commercial production in August 2012. In order to meet increasing market demand, Keyuan adjusted its original expansion project and is currently working to refine its manufacturing capacity to include an ABS production facility, an oil catalytic cracking processing facility, an increased annual design capacity of its ethylene-styrene facility from 80,000 MT to 200,000 MT, a transformer oil facility and an SSBR (Solution Polymerized Styrene Butadiene Rubber) production facility.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of Keyuan Petrochemicals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the impact of the proceeds from the private placement on the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf months are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

US Contact Information:
Jim Jiang
Keyuan Petrochemicals, Inc
Phone: +001-1-646-705-1386
Email: jzm0580@gmail.com
Web: www.keyuanpetrochemicals.com

Company Contact Information:
Bill Bai
Keyuan Petrochemicals, Inc.
Phone: +0086-138-0588-7777
Email: baih@krcc.cn
Web: www.keyuanpetrochemicals.com